Exhibit 23.3

 广 东 金 地 律 师 事 务 所

GUANGDONG JIN DI LAW OFFICE
16F, DAQING Building, Shen Nan Road M. Shenzhen, P. R. China, 518040
Telephone: 86755-88269288    Fax: 86755-88269266    www.gdjindilaw.com

August 15, 2011

We hereby consent to the inclusion in this Registration Statement on Form S-1 filed on January 6, 2011 and all its amendments of our legal opinion dated June 7, 2010, and its filing as an exhibit 23.3 to this Registration Statement.

Yours faithfully

GuangDong Jin Di Law Office